Exhibit 99.1

For immediate release:

Alico, Inc. Announces First Quarter Results for Fiscal Year 2016 Highlighted by $2.4 million of Adjusted EBITDA and ($2.01) Adjusted Free Cash Flow per Diluted Common Share

Fort Myers, FL, February 8, 2016 - Alico, Inc. (“Alico” or the “Company”) (NASDAQ:ALCO), a holding company with assets and related operations in agriculture and natural resources, today announced financial results for the first quarter ended December 31, 2015.

(in thousands, except per share amounts)
	Three Months Ended December 31,
	2015	2014

Adjusted Non-GAAP Measures
EBITDA	$2,384	$4,360
Earnings per Diluted Common Share	$(0.29)	$—
Free Cash Flow	$(16,668)	$(14,675)
Free Cash Flow per Diluted Common Share	$(2.01)	$(1.99)

GAAP Measures
Total operating revenues	$20,604	$19,070
Net (loss) income attributable to Alico, Inc. common stockholders	$(3,011)	$5,206
Earnings Per Diluted Common Share	$(0.36)	$0.71
Net cash used in operating activities	$(14,781)	$(16,446)

For the first quarter of fiscal year 2016, revenues were $20.6 million as compared to $19.1 million for the first quarter of fiscal year 2015, an increase of $1.5 million or 8.0%. Operating expenses for the first quarter of fiscal year 2016 were $19.2 million as compared to $15.8 million for the first quarter of fiscal year 2015, an increase of $3.4 million or 21.5%.

Corporate general and administrative expenses for the first quarter of fiscal year 2016 totaled $3.9 million compared to $5.5 million in the first quarter of fiscal year 2015, a decrease of ($1.6) million. The decrease relates primarily to $3.6 million of non-recurring professional and legal fees incurred in the first quarter of fiscal year 2015 associated with the Orange-Co and Silver Nip acquisitions and the disposition of the sugarcane operations. This decrease was offset by certain first quarter fiscal year 2016 expenses including $0.4 million in legal fees related to the shareholder litigation, $0.4 million in due diligence costs in connection with potential asset acquisitions, $0.4 million in bonuses and $0.3 million of separation and consulting agreement expenses.

Other income, net for the three months ended December 31, 2015 was ($2.5) million in the first quarter of fiscal year 2016 compared to $11.2 million in the first quarter of fiscal year 2015. This decrease relates to the fiscal year 2015 recognition of a $13.6 million partial gain on sale of the sugarcane land.

Net income attributable to common shareholders for the first quarter of fiscal 2016 was ($3.0) million, or ($0.36) per basic and diluted share, compared to net income of $5.2 million, or $0.71 per basic and diluted share in the first quarter of fiscal 2015.

Adjusted EBITDA for the first quarter of fiscal year 2016 was $2.4 million as compared to $4.4 million for the first quarter of fiscal year 2015, a decrease of ($2.0) million. A reconciliation of Adjusted EBITDA to net income is provided at the end of this release.

The Company paid a first quarter cash dividend of $0.06 per share on its outstanding common stock on January 15, 2016, to shareholders of record at December 31, 2015.

The Company ended the quarter with term debt, net of cash and cash equivalents, of $199.5 million.

The Company repurchased 64,136 shares of common stock at an average cost of $40.49 per share in the first quarter of fiscal year 2016.

Orange Co. Results

Orange Co. segment net production increased by 58,000 boxes and there was an increase in processed fruit prices in the first quarter of fiscal year 2016 compared to fiscal year 2015. Pricing for early and mid-season varieties increased to $2.01 per pound solid in the first quarter of fiscal year 2016 compared to $1.92 in the first quarter of fiscal year 2015. The increases in production and pricing were offset by a decrease in pound solids per box which averaged 5.29 in the first quarter of fiscal year 2016 compared to 5.50 in the first quarter of fiscal year 2015.

Notwithstanding the first quarter production increase, Alico expects that its 2015/2016 crop production will be lower than its 2014/ 2015 harvest season. The USDA, in its January 12, 2016 Citrus Crop Forecast for the 2015/2016 harvest season, indicated that the Florida orange crop will decrease from 96.8 million boxes for the 2014/2015 crop year to 69 million boxes for the 2015/2016 crop year, a decrease of 28.7%. Alico expects to outperform the state and believes that the decrease in its crop will be less than the overall state average. These declines are believed to be attributable to various factors, including changes in weather, such as the El Nino weather pattern, and the effects of diseases and pests, including Citrus Greening. Alico is continuing to invest in its groves.

Operating expense in the Orange Co. segment increased largely due to selling more boxes in the first quarter of fiscal year 2016 at an increased production cost per box as compared to the same period in fiscal year 2015. The absolute costs of production in fiscal year 2016 are expected to remain in line with the prior year, but the cost per box has increased by approximately $1.02 as a result of an anticipated decrease in production.

Conservation and Environmental Resources Results

Conservation and Environmental Resources results were affected primarily by timing. Historically, Alico has sold substantially all of its calves in the fourth quarter of each fiscal year. However, in fiscal year 2015, Alico held over approximately 1,000 calves for sale in fiscal year 2016. This resulted in the sale of approximately 445,000 more pounds in the first quarter of fiscal year 2016 than in the same period of fiscal year 2015. This was offset by a decrease in the price per pound sold which was $1.62 per pound in the first quarter of fiscal year 2016 compared to $2.18 per pound in the same period of fiscal year 2015.

Conservation and Environmental Resources operating expenses increased due to the cost of sales on an additional 786 calves and a $0.4 million increase in costs related to the water storage project.

About Alico

Alico is a holding company with assets and related operations in agriculture and natural resources. In addition to its citrus operations, Alico is currently invested in cattle ranching, water management, mining and other natural resources. Our mission is to create value for shareholders by managing existing assets to their optimal current income and total returns, opportunistically acquiring new assets and producing high quality agricultural products while exercising responsible environmental stewardship. Learn more about Alico (NASDAQ: ALCO) at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as "plans," "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "believes," and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products, increased pressure from disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth opportunities; onetime events; acquisitions and divestitures, including our ability to achieve the anticipated results of the Orange-Co acquisition and Silver Nip merger; seasonality; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:
John E. Kiernan
Senior Vice President and Chief Financial Officer
(239) 226-2000
JKiernan@alicoinc.com

Non-GAAP Financial Measures

Adjusted EBITDA
(in thousands)
	Three Months Ended December 31,
	2015	2014

Net (loss) income attributable to common stockholders	$(3,011)	$5,206
Interest expense	2,503	1,378
(Benefit) provision for income taxes	(2,075)	3,763
Depreciation and amortization	4,008	2,984
EBITDA	1,425	13,331

Transaction costs	397	3,579
Loss on extinguishment of debt	—	947
Payments on consulting agreements	304	—
Litigation expenses related to shareholder lawsuit	400	—
Gains on sale of real estate	(142)	(13,497)

Adjusted EBITDA	$2,384	$4,360

Adjusted Earnings Per Common Share
(in thousands)
	Three Months Ended December 31,
	2015	2014

Net (loss) income attributable to common stockholders	$(3,011)	$5,206
Loss on extinguishment of debt	—	947
Transaction costs	397	3,579
Litigation expenses related to shareholder lawsuit	400	—
Payments on consulting agreements	304	—
Gains on sale of real estate	(142)	(13,497)
Tax impact	(391)	3,764

Adjusted net loss	$(2,443)	$(1)

Diluted common shares	8,303	7,367

Adjusted Earnings per Diluted Common Share	$(0.29)	$—

Adjusted Free Cash Flow
(in thousands)

	Three Months Ended December 31,
	2015	2014
Net cash used in operating activities	$(14,781)	$(16,446)
Adjustments for non-recurring items:
Transaction costs	397	3,579
Payments on consulting agreements	304	—
Litigation expenses related to shareholder lawsuit	400	—
Capital expenditures	(2,988)	(1,808)

Adjusted Free Cash Flow	$(16,668)	$(14,675)

Diluted common shares	8,303	7,367

Adjusted Free Cash Flow per Diluted Common Share	$(2.01)	$(1.99)

Alico utilizes Adjusted EBITDA among other measures, to evaluate the performance of its business. Due to significant depreciable assets associated with the nature of our operations and, to a lesser extent, interest costs associated with our capital structure, management believes that Adjusted EBITDA, Adjusted Earnings per Diluted Common Share, Adjusted Free Cash Flow and Adjusted Free Cash Flow per Diluted Common Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provides useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business and helps investors evaluate our ability to service our debt. Such measurements are not prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. The non-GAAP information provided is unique to Alico and may not be consistent with methodologies used by other companies. Adjusted Free Cash Flow is defined as cash provided by operations less capital expenditures adjusted for non-recurring transactions. The Company uses Adjusted Free Cash Flow and Adjusted Free Cash Flow per Diluted Common Share to evaluate its business and this measure is considered an important indicator of the Company's liquidity, including its ability to reduce net debt, make strategic investments, and pay dividends to common stockholders.

ALICO, INC.
CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	December 31,	September 30,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$3,276	$5,474
Accounts receivable, net	12,074	3,137
Inventories	61,017	58,273
Income tax receivable	4,163	2,088
Prepaid expenses and other current assets	1,530	1,791
Total current assets	82,060	70,763

Property and equipment, net	380,107	381,099
Goodwill	2,246	2,246
Deferred financing costs, net of accumulated amortization	2,788	2,978
Other non current assets	1,781	3,002
Total assets	$468,982	$460,088

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,520	$4,407
Accrued liabilities	8,334	13,815
Long-term debt, current portion	4,511	4,511
Line of credit, current portion	132	—
Deferred tax liability, current portion	151	151
Obligations under capital leases, current portion	277	277
Other current liabilities	659	974
Total current liabilities	17,584	24,135

Long-term debt	198,270	200,970
Lines of credit	25,000	—
Deferred tax liability	24,087	24,134
Deferred gain on sale	29,112	29,122
Deferred retirement obligations	4,152	4,134
Obligations under capital leases	588	588
Total liabilities	298,793	283,083

Stockholders' equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $1.00 par value, 15,000,000 shares authorized; 8,416,145 and 8,416,145 shares issued and 8,277,147 and 8,325,580 shares outstanding at December 31, 2015 and September 30, 2015, respectively	8,416	8,416
Additional paid in capital	19,736	21,289
Members' equity	—	—
Treasury stock, at cost, 138,998 and 90,565 shares held at December 31, 2015 and September 30, 2015, respectively	(5,755)	(3,962)
Retained earnings	142,993	146,455
Total Alico stockholders' equity	165,390	172,198
Noncontrolling interest	4,799	4,807
Total stockholders' equity	170,189	177,005
Total liabilities and stockholders' equity	$468,982	$460,088

ALICO, INC.
CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
INCOME (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2015	2014
Operating revenues:
Orange Co.	$19,295	$16,993
Conservation and Environmental Resources	1,007	836
Other Operations	302	1,241
Total operating revenues	20,604	19,070

Operating expenses:
Orange Co.	17,608	14,214
Conservation and Environmental Resources	1,560	745
Other Operations	70	839
Total operating expenses	19,238	15,798

Gross profit	1,366	3,272
General and administrative expenses	3,925	5,484

Loss from operations	(2,559)	(2,212)

Other (expense) income:
Interest expense	(2,503)	(1,378)
Gain on sale of real estate	142	13,497
Loss on extinguishment of debt	—	(947)
Other (expense) income, net	(174)	9
Total other (expense) income, net	(2,535)	11,181

(Loss) income before income taxes	(5,094)	8,969
(Benefit) provision for income taxes	(2,075)	3,763

Net (loss) income	(3,019)	5,206
Net loss attributable to noncontrolling interests	8	—
Net (loss) income attributable to Alico, Inc. common stockholders	$(3,011)	$5,206
Comprehensive income (loss) attributable to noncontrolling interests	—	—
Comprehensive income (loss) attributable to Alico, Inc. common stockholders	$(3,011)	$5,206

Per share information attributable to Alico, Inc. common stockholders:
Earnings per common share:
Basic	$(0.36)	$0.71
Diluted	$(0.36)	$0.71
Weighted-average number of common shares outstanding:
Basic	8,303	7,367
Diluted	8,303	7,367

Cash dividends declared per common share	$0.06	$0.06

ALICO, INC.
CONDENSED COMBINED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended December 31,
	2015	2014

Net cash used in operating activities:	$(14,781)	$(16,446)

Cash flows from investing activities:
Acquisition of citrus businesses, net of cash acquired	—	(265,063)
Proceeds on sale of sugarcane land	—	97,151
Purchases of property and equipment	(2,988)	(1,808)
Other	140	361
Net cash used in investing activities	(2,848)	(169,359)

Cash flows from financing activities:
Proceeds from term loans	—	182,555
Repayments on revolving line of credit	—	(22,309)
Borrowings on revolving line of credit	24,986	36,319
Repayment of term loan	—	(34,000)
Principal payments on term loans	(2,699)	(290)
Contingent consideration paid	(3,750)	—
Treasury stock purchases	(2,602)	—
Financing costs	—	(2,834)
Dividends paid	(504)	(442)
Distributions to members	—	(458)
Net cash provided by financing activities	15,431	158,541

Net decrease in cash and cash equivalents	(2,198)	(27,264)
Cash and cash equivalents at beginning of year	5,474	31,130

Cash and cash equivalents at end of year	$3,276	$3,866